Allmerica                440 Lincoln Street                  Commission Schedule
Investments, Inc.        Worcester, MA 01653      (Percent of Contract Payments)

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First Allmerica Financial Life Insurance Company

Allmerica Financial Life Insurance and Annuity
Company

Principal Underwriter and Exclusive Distributor -
Allmerica Investments, Inc.

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                       FLEXIBLE PREMIUM ANNUITY CONTRACTS
                       ----------------------------------

    COMMISSION SCHEDULE AM-2 (Rev. 1/1/98) (Applicable to contracts issued on or after January 1, 1998.)

Allmerica Select Resource II Flexible Premium Variable Annuity Contracts
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Issued by Allmerica Financial Life Insurance and Annuity Company (First
Allmerica Financial Life Insurance Company in New York and Hawaii).

Commission Percentage
---------------------

     (1) All contracts except contracts issued to 401(k) plans or contracts where the owner or annuitant is beyond age 85 1/2 at date of contract issue.

           The following choices are available:
           (a)    6.00% of each premium paid, no trail commission
           (b)    5.25% of each premium paid, .25% annual trail commission
           (c)    1.75% of each premium paid, 1.00% annual trail commission

     (2)   Contracts issued to 401(k) plans.

           The following choices are available:
           (a)    5.00% of each premium paid, no trail commission
           (b)    4.25% of each premium paid, .25% annual trail commission
           (c)    0.75% of each premium paid, 1.00% annual trail commission

     (3) Contracts issued where the owner or annuitant is beyond age 85 1/2 at date of issue.
           No choice available
           1.75% of each premium paid, 1.00% annual trail commission.


Rules for Trail Commission Payments
-----------------------------------

o Commission options, where available, can be chosen on a contract by contract basis by the individual registered representative.

o The commission option chosen must be indicated on the back of the application.

o If no selection is made, the default will be option (a), 6.0% of each premium paid, 5% for contracts issued to 401(k) plans.

Trail commissions will be paid quarterly in January, April, July and October. The first trail commission for a contract will be paid on the first quarterly payment date following the first anniversary of the date of issue (e.g., if a contract is issued on July 5, 1998, the first trail commission will be payable in October, 1999). Trail commissions will continue to be paid while the Sales Agreement remains in force and will be paid on a particular contract until the contract is surrendered or annuity benefits begin to be paid under an annuity option.

Quarterly trail commissions will be a percentage of the unloaned account value of each eligible contract. For purposes of trail commission calculations, "unloaned account value" means the cash value of the contract on the last day of the calendar quarter immediately preceding the payment date less the principal of any contract loan and accrued interest thereon. The quarterly trail commission percentage will be 25% of the applicable annual rate (e.g., .0625% if the annual rate is .25%, .25% if the annual rate is 1.00%).

If a First Allmerica Financial or Allmerica Financial Life annuity is exchanged for another First Allmerica Financial or Allmerica Financial Life annuity, the commission rate applicable to the old contract, including any applicable trail commission rate, will be applicable to new premium payments (other than the rollover amount) made to the new contract. No commissions other than continuing trail commissions are payable on the rollover amount allocated to the new contract. Trails will be paid as described above based on the issue date of the new contract.

NOTE: NO TRAIL COMMISSIONS WILL BE PAYABLE AFTER THE DATE THE SALES AGREEMENT IS TERMINATED FOR ANY REASON.

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                                                                          j4-042

Allmerica                440 Lincoln Street                  Commission Schedule
Investments, Inc.        Worcester, MA 01653       (Percent of Premium Payments)

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First Allmerica Financial Life Insurance Company

Allmerica Financial Life Insurance and Annuity Company

Principal Underwriter and Exclusive Distributor -
Allmerica Investments, Inc.

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                            COMMISSION SCHEDULE AM-2*
                           (Effective March 15, 1995)
                                Allmerica Select
                        Variable Universal Life Policies

A.     Issued by Allmerica Financial Life Insurance and Annuity Company

       Year One:   90% of payments up to target payment (See attached)

                   4% of payments on excess above target

       Renewal:    2% of Payments

       Trail: .25% annual trail commission of unloaned account value. Payable each calendar quarter at 25% the annual rate (.0625%) on policies in the second and subsequent years.

B.     Issued by First Allmerica Life Insurance Company

       Year One:   50% of payments plus 40% expense reimbursement up to target payment

                   4% of payments on excess above target

       Renewal:    4% of Payments

       Trail:      None

*This schedule sets forth the commissions applicable to Allmerica Select Life policies issued on or after March 15, 1995 which do not replace existing Allmerica policies. Commissions applicable to replacements, increases in the face amount, conversions and exchanges will be in accordance with Allmerica rules.

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

Allmerica                440 Lincoln Street                  Commission Schedule
Investments, Inc.        Worcester, MA 01653       (Percent of Premium Payments)

--------------------------------------------------------------------------------

First Allmerica Financial Life Insurance Company

Allmerica Financial Life Insurance and Annuity Company

Principal Underwriter and Exclusive Distributor -
Allmerica Investments, Inc.

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                            COMMISSION SCHEDULE AM-3*
                             (Effective May 1, 1996)
                                Allmerica Select
                  Variable Survivorship Universal Life Policies

A.     Issued by Allmerica Financial Life Insurance and Annuity Company

       Year One:   90% of payments up to target payment

                   4% of payments on excess above target

       Renewal:    2% of Payments

       Trail: .25% annual trail commission of unloaned account value. Payable each calendar quarter at 25% the annual rate (.0625%) on policies in the second and subsequent years.

B.     Issued by First Allmerica Life Insurance Company

       Year One:   50% of payments plus 40% expense reimbursement up to target payment

                   4% of payments on excess above target

       Renewal:    4% of Payments

       Trail:      None


*This schedule sets forth the commissions applicable to Allmerica Select Life policies issued on or after May 1, 1996 which do not replace existing Allmerica policies. Commissions applicable to replacements, increases in the face amount, conversions and exchanges will be in accordance with rules of the issuing insurer.

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